Highly Confidential


Project Harbor


SUMMARY PROCESS OVERVIEW


July 28, 2000


                                                      SALOMON SMITH BARNEY
                                                      --------------------
                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Confidential Information

The following pages contain material provided to the Board of Directors of Harbor (the "Company") in the context of a meeting of the Board of Directors held to consider a possible transaction involving the Company. The accompanying materials were compiled or prepared on a confidential basis solely for use by the Board of Directors and not with a view toward public disclosure under state or federal securities laws or otherwise. The information utilized in preparing this presentation was obtained from the Company and public sources. Any estimates and projections for the Company contained herein have been prepared by the Company, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Board of Directors, which is familiar with the business and the affairs of the Company, neither the Company nor Salomon Smith Barney nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board of Directors of the Company. Neither the Company nor Salomon Smith Barney undertakes any obligation to update or otherwise revise the accompanying materials.


                                                      SALOMON SMITH BARNEY
                                                      --------------------
                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Table of Contents

1 REVIEW OF STRATEGIC ALTERNATIVES

2 SALE PROCESS

3 SITUATION OVERVIEW


                                                      SALOMON SMITH BARNEY
                                                      --------------------
                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

1 REVIEW OF STRATEGIC ALTERNATIVES


                                                      SALOMON SMITH BARNEY
                                                      --------------------
                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Background

     o In March 1999, Harbor requested that Salomon Smith Barney Inc. ("SSB") review strategic alternatives available to maximize shareholder value

     o During April and May, SSB met with management to perform initial due diligence

     o On May 18, 1999, Harbor's Board of Directors met with management and SSB to review the following:

          o    Factors generally influencing market valuation
          o    Shareholder value creation alternatives

     o Following this review, Harbor's Board of Directors requested that SSB assist Harbor in pursuing a sale of Harbor


                                                      SALOMON SMITH BARNEY
                                                      --------------------
1                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Relative Valuation Issues

     o Despite a number of high margin niche businesses with attractive growth opportunities, Harbor has been undervalued relative to its peers

     o A combination of corporate, industry and market factors have led to Harbor's relative undervaluation

             -------------             ------------             -----------
             | Corporate |      +      | Industry |      +      | Market   |
             |  Factors  |             |          |             | Factors  |
             -------------             -----------              -----------

             Small Size                Cyclicality              Low Liquidity

             High Leverage             Consolidation Trend      Limited Research
                                                                Coverage
             Lower Relative Growth     Systems vs. Components
             Expectations

             Complex Corporate
             Structure

             Mixed Earnings
             Performance and
             Predictability


             -------------------------------------------------------------------
                                             |
                                             |
                                             v
                               Low Harbor Public Market Value


                                                      SALOMON SMITH BARNEY
                                                      --------------------
2                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000


Shareholder Value Creation Alternatives

     o    A number of alternatives were reviewed

                                                           ---Equity Carve-Out
                                    ---   Status Quo       |
                                    |                      |--   Spin-Off
                                    |     Leveraged        |
                  --Stand Alone-----|- Recapitalization  --|--   Split-Off
                  |                 |                    | |
                  |                 |                    | --- Tracking Stock
                  |                 -- Major Acquisition |
                  |                                      |
                  |                                      |
                  |                                      |
                  |                      Public          |
                  |                 --Distribution--------
                  |                 |
          HARBOR----Separation -----|    Private
                  |                 --Distribution--------
                  |                                      |
                  |                                      |  ---   Leveraged
                  |                                      |  |    Partnership
                  |                 ----  Cash           |  |
                  |                 |   (Taxable)        |  |
                  |                 |                    ---|--     Sale
                  ---- Sale---------|---  Stock             |
                                    |  (Tax Free)           |
                                    |                       --- Morris Trust
                                    ----   LBO


                                                      SALOMON SMITH BARNEY
                                                      --------------------
3                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Review of Strategic Alternatives


     STANDALONE ALTERNATIVES
     --------------------------------------------------------------------------------------------
     Alternative                               Key Considerations
     --------------------------------------------------------------------------------------------
                                    Advantages                        Disadvantages
     Status Quo          o Execution of management's        o Does not address valuation
                           plan should result in value        challenges in the near term
                           creation
                                                            o Subject to execution risks and
                         o Maintains flexibility to pursue    changes in market/competitive
                           alternatives in the future         dynamics
     --------------------------------------------------------------------------------------------
     Major Acquisition   o Would add critical mass and      o Debt levels limit large cash
                           demonstrate growth                 acquisitions

                                                            o Stock is not attractive acquisition
                                                              currency at current stock price
     --------------------------------------------------------------------------------------------

                                                      SALOMON SMITH BARNEY
                                                      --------------------
4                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Review of Strategic Alternatives (continued)


     SEPARATION: PUBLIC DISTRIBUTION
     --------------------------------------------------------------------------------------------
     Alternative                               Key Considerations
     --------------------------------------------------------------------------------------------
                                    Advantages                        Disadvantages
     Spin/Split Off      o Creates two "pure play"          o Exacerbates most of Harbor's
                           companies                          valuation challenges related to
                                                              corporate and market factors

                                                            o Tax leakage associated with leverage
                                                              in excess of basis
     --------------------------------------------------------------------------------------------
     Tracking Stock      o Tax efficient, non-permanent     o Exacerbates most of Harbor's
                           separation with retention of       valuation challenges related to
                           synergies of consolidated          corporate and market factors
                           company
                                                            o Creates complex corporate
                         o Avoids separation costs            governance issues and generates
                                                              potential conflicts of interest

                                                            o Queers pooling on tracking stock
                                                              entity and eliminates possibility of
                                                              control premium
     --------------------------------------------------------------------------------------------


                                                      SALOMON SMITH BARNEY
                                                      --------------------
5                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Review of Strategic Alternatives (continued)


     SEPARATION: PRIVATE DISTRIBUTION
     --------------------------------------------------------------------------------------------
     Alternative                               Key Considerations
     --------------------------------------------------------------------------------------------
                                    Advantages                        Disadvantages
     Sale of Segment     o Creates more focused company     o Tax leakage
                           with potentially stronger
                           balance sheet                    o Potential earnings dilution

                                                            o Reduces critical mass
     --------------------------------------------------------------------------------------------
     Morris Trust        o Achieves separation in tax       o Inhibited by limited number of
                           efficient manner                   possible partners with smaller equity
                                                              values
                         o Potential for modest M&A
                           premium for merged entity if     o Public market valuation issues
                           control is given up                exacerbated for spun-off entity
     --------------------------------------------------------------------------------------------


                                                      SALOMON SMITH BARNEY
                                                      --------------------
6                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Review of Strategic Alternatives (continued)


     SALE OF COMPANY
     --------------------------------------------------------------------------------------------
     Alternative                               Key Considerations
     --------------------------------------------------------------------------------------------
                                    Advantages                        Disadvantages
     Sale of Company     o Potentially alleviates many of   o Debt levels make strategic sale
                           Harbor's valuation challenges      challenging
                           related to corporate and
                           market factors                   o Strategic interest may be limited by
                                                              diversified/automotive business
                         o Greatest potential to maximize     portfolio
                           value in near term -
                           acquisition premium

                         o Active M&A market
     --------------------------------------------------------------------------------------------


                                                      SALOMON SMITH BARNEY
                                                      --------------------
7                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

2 SALE PROCESS


                                                      SALOMON SMITH BARNEY
                                                      --------------------
                                                           A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

Overview of Sale Process

     o In May 1999, Harbor's Board of Directors requested that SSB assist Harbor in pursing a sale of Harbor

     o In June and July 1999, in-depth due diligence was conducted and confidential marketing materials were prepared

     o    A comprehensive group of potential buyers was reviewed

     o Subsequently approached a selected group of both strategic and financial parties

     o    In August 1999, a customary marketing process began

     o Throughout the process, Harbor, with the assistance of SSB, continued to:

          o    evaluate potential alternatives
          o    maintain contact with previously identified potential buyers
          o    initiate contact with new potential buyers


                                                      SALOMON SMITH BARNEY
                                                      --------------------
8                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000


Sale Process Summary

                                                        Potential Buyers
                                                   -------------------------
                                                   Strategic       Financial
                                                   ---------       ---------
          Initially Identified (58)                    46             12

               Contacted (19)                          13              6

       Sent Confidential Memorandum (10)                6              4

          Received Indications (2)(a)                   0              2

         Entered into Negotiations (1)                  0              1

-------------------------------------------------------------------------------

            (Re) Contacted (7)(b)                       5              2

       Sent Confidential Memorandum/                    2              1
          Updated Information (3)

        Received Indications (3)(c)                     2              1

               Entered into
               Negotiations                             0              1
                    (1)


Note: (#) indicates number of parties involved.
(a) One potential buyer rescinded its bid due to antitrust concerns.
(b) Includes 3 newly identified parties.
(c) 2 indications for automotive segment.


                                                      SALOMON SMITH BARNEY
                                                      --------------------
9                                                          A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000


Overview of Sale Process (continued)

     o Throughout the process, and particularly after initial discussions ended, Harbor continued to evaluate strategic alternatives, including but not limited to:

          o    Status quo
          o    Leveraged recapitalization
          o    Sale of segment
          o    Spin-off of segment
          o    Sale of investments

     o Throughout the process, previously identified, potential buyers were again contacted and newly identified potential buyers were approached


                                                      SALOMON SMITH BARNEY
                                                      --------------------
10                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000


Overview of Sale Process (continued)

     o A Confidential Memorandum and / or updated information were distributed to 3 parties

     o 2 indications of interest for the automotive segment and 1 indication for the entire Company were received

     o Indications for the automotive segment were considered insufficient in terms of value, structure and/or commitment to pursue a transaction

     o    Negotiations for sale of the entire Company began


                                                      SALOMON SMITH BARNEY
                                                      --------------------
11                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000

3 SITUATION OVERVIEW


                                                      SALOMON SMITH BARNEY
                                                      --------------------
                                                           A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000


Overview of Harbor's Current Situation

     THE COMBINATION OF CORPORATE, INDUSTRY AND MARKET FACTORS THAT LED TO HARBOR'S RELATIVE UNDERVALUATION STILL PERSIST

     CORPORATE FACTORS               INDUSTRY FACTORS         MARKET FACTORS
     -----------------               ----------------         --------------
     o Small Size                    o Cyclicality            o Low Liquidity
     o High Leverage                 o Consolidation Trend    o Limited Research
     o Lower Relative Growth         o Systems vs. Components   Coverage
       Expectations
     o Complex Corporate Structure
     o Mixed Earnings Predictability
       and Performance


     MARKET AND COMPANY-SPECIFIC FACTORS CONSIDERED IN CONNNECTION WITH A SALE OF THE ENTIRE COMPANY INCLUDED:

     o Stock Price Performance
     o Public Market Multiples
     o High Leverage / Inability to Fund Acquisitions
     o Tax Leakage on Separation of Businesses
     o Industry Outlook


                                                      SALOMON SMITH BARNEY
                                                      --------------------
12                                                         A member of citigroup

HIGHLY CONFIDENTIAL

                                                 PROJECT HARBOR / JULY 28, 2000


Industry Outlook

     DECLINE IN BUILD RATE EXPECTED

     o Record North American production levels are anticipated to slow

     CHANGING INDUSTRY DYNAMICS

     o OEM and supplier consolidation continues

     o Pressures placed on suppliers increases

     o Competitors are growing larger and more global

       o M&A drivers in supplier sector remain intact

     NEGATIVE EQUITY INVESTOR SENTIMENT TOWARD AUTOMOTIVE SECTOR

     o Concerns of cyclical peak have depressed public valuations

     o Value funds have experienced outflows, impacting demand for industrial sectors

     WEAK FINANCING ENVIRONMENT

     o No automotive equity new issues in over 12 months

     o High yield market experienced mutual fund outflows, widening spreads and difficult new issue conditions

     o Bank debt remains available, but leverage is limited and terms are not issuer-friendly

     o Mezzanine funds have grown, yet this capital is costly


                                                      SALOMON SMITH BARNEY
                                                      --------------------
13                                                         A member of citigroup